EXHIBIT 10.1

AWARD AGREEMENT FOR RESTRICTED SHARES

UNDER THE

VASCO DATA SECURITY INTERNATIONAL, INC.

1997 STOCK COMPENSATION PLAN

THIS AWARD AGREEMENT FOR RESTRICTED SHARES (this “Agreement”) is made as of [                    ] (the “Effective Date”), between VASCO DATA SECURITY INTERNATIONAL, INC. (the “Company”) and [                    ] (the “Grantee”).

WHEREAS, the Company maintains the VASCO Data Security International, Inc. 1997 Stock Compensation Plan (as amended, the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company; and

WHEREAS, the Plan permits the purchase of shares of the Common Stock (as defined below), subject to certain restrictions; and

WHEREAS, to compensate the Grantee for his or her service to the Company and to further align the Grantee’s personal financial interests with those of the Company’s shareholders, the Company wishes to award the Grantee a number of shares of Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Shares. The Company hereby grants to the Grantee an award of [                    ] shares (the “Awarded Shares”) of the Company’s common stock, par value of $.001 per share (the “Common Stock”) subject to the terms and conditions set forth herein and in the Plan. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein shall have the same meaning as defined in the Plan.

2. Vesting of Awarded Shares. The Awarded Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2.

(a) Vesting. Awarded Shares will become nonforfeitable in accordance with the following schedule, provided that on each vesting date, Grantee is, and has, from the date hereof, continuously provided services to the Company or a subsidiary:

(i) 25% of the Awarded Shares will vest on the first anniversary date of the Effective Date;

(ii) An additional 25% of the Awarded Shares will vest on the second anniversary date of the Effective Date;

(iii) An additional 25% of the Awarded Shares will vest on the third anniversary date of the Effective Date; and

(iv) The final 25% of the Awarded Shares will vest on the fourth anniversary date of the Effective Date.

(b) Accelerated Vesting upon a Change in Control. If a Change in Control occurs and the Grantee remains continuously employed or engaged by the Company through the completion of that Change in Control, 100% of the Awarded Shares will become nonforfeitable immediately prior to (and contingent on) the occurrence of that Change in Control.

(c) All Unvested Shares Forfeited upon Cessation of Service. Upon cessation of Grantee’s service with the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Grantee or otherwise): (i) any Awarded Shares that have not, prior to such cessation, become nonforfeitable (taking into account the application of Section 2(b), above) shall immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Grantee shall have no further rights with respect to those Awarded Shares.

(d) Service with Subsidiaries. Solely for purposes of this Agreement, service with the Company shall be deemed to include service with any subsidiary of the Company (for only so long as such entity remains a subsidiary).

3. Escrow of Shares.

(a) Certificates evidencing the Awarded Shares issued under this Agreement shall be held in escrow by the Secretary of the Company or his or her designee (the “Escrow Holder”) (or, if the Awarded Shares are not certificated, shall be entered in the stock record books of the Company as held in escrow by the Escrow Holder) until such Awarded Shares cease to be subject to forfeiture in accordance with Section 2, at which time, the Escrow Holder shall deliver such certificates representing the nonforfeitable Awarded Shares to the Grantee (or, if the Awarded Shares are not certificated, the Awarded Shares shall be entered in the stock record books of the Company as held and owned by the Grantee); provided, however, that no certificates for Awarded Shares shall be delivered to the Grantee (or, if the Awarded Shares are not certificated, no transfer of the Awarded Shares shall be entered in the stock record books of the Company) until appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Awarded Shares.

(b) If any of the Awarded Shares are forfeited by the Grantee under Section 2, upon request by the Company, the Escrow Holder shall deliver any stock certificate(s) evidencing those Awarded Shares to the Company (or, if the Awarded Shares are not certificated, such forfeiture shall be entered in the stock record books of the Company), and the Company shall then have the right to retain and transfer those Awarded Shares to its own name free and clear of any rights of the Grantee under this Agreement or otherwise.

(c) The Escrow Holder is hereby directed to permit transfer of the Awarded Shares only in accordance with this Agreement or in accordance with instructions signed by both parties hereto. In the event further instructions are reasonably desired by the Escrow Holder, he or she shall be entitled to conclusively rely upon directions executed by a majority of the members of the Board. The Escrow Holder shall have no liability for any act or omissions hereunder while acting in good faith in the exercise of his or her own judgment.

4. Stock Splits, etc. If, while any of the Awarded Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Awarded Shares shall be immediately subject to the escrow contemplated by Section 3, deposited with the Escrow Holder and shall thereafter be included in the term “Awarded Shares” for all purposes of the Plan and this Agreement.

5. Dividends and Distributions During Restricted Period. The Grantee shall have the right to receive dividends and distributions with respect to the Awarded Shares; provided, however, that any cash dividends or distributions paid in respect of the Awarded Shares while those Shares remain subject to forfeiture may be delivered to the Grantee only if and when the Awarded Shares giving rise to such dividends or distributions become nonforfeitable.

6. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant, receipt or vesting of the Awarded Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

7. Restrictions on Unvested Awarded Shares. Except for the escrow described in Section 3 or the forfeiture of Awarded Shares to the Company described in Section 2, the Grantee may not sell, pledge, assign, encumber, hypothecate, gift, transfer, bequeath, devise, donate or otherwise dispose of, in any way or manner whatsoever, whether voluntary or involuntary, any legal or beneficial interest in any of the Awarded Shares until the Awarded Shares become nonforfeitable in accordance with Section 2. Prior to the Awarded Shares becoming nonforfeitable in accordance with Section 2, share certificates evidencing Awarded Shares shall bear the following legend to be placed on all certificates evidencing any Awarded Shares (in addition to any other legends that may be required to be placed on such certificates pursuant to the Plan, applicable law or otherwise):

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE VASCO DATA SECURITY INTERNATIONAL, INC. 1997 STOCK COMPENSATION PLAN, AS AMENDED, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND VASCO DATA SECURITY INTERNATIONAL, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF VASCO DATA SECURITY INTERNATIONAL, INC. AND WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

8. Rights of Grantee. Prior to the Awarded Shares becoming nonforfeitable in accordance with Section 2, with respect to the Awarded Shares, Grantee shall have all of the rights of a shareholder of the Company, including the right to vote the Awarded Shares and the right to receive any distributions or dividends payable on Shares, subject to the reinvestment and forfeiture provisions of the Plan and to Sections 4 and 5 hereof.

9. Securities Laws. The Company may from time to time impose any conditions on the Awarded Shares as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3 adopted under the Securities and Exchange Act of 1934 and otherwise complies with applicable rules and laws.

10. General Provisions.

(a) This Agreement, together with the Plan, represent the entire agreement between the parties with respect to the purchase of the Awarded Shares and may only be modified or amended in a writing signed by both parties.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. Any notice to Grantee under this Agreement shall be made to Grantee at the address listed in the Company’s personnel files. If directed to the Company, any such notice, demand or request shall be sent to the Company’s principal executive office, c/o the Company’s Secretary, or to such other address or person as the Company may hereafter specify in writing. Any notice to the Escrow Holder shall be sent to the Company’s address, with a copy to the other party not sending the notice.

(c) The Company may condition delivery of certificates for Awarded Shares (or, if the Awarded Shares are not certificated, the entry in the stock record books of the Company of the transfer to the Grantee of the Awarded Shares) upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

(d) The Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Awarded Shares subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board and the Committee are authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as they deem appropriate. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

(e) Neither this Agreement nor any rights or interest hereunder shall be assignable by the Grantee, his beneficiaries or legal representatives, and any purported assignment in violation hereof shall be null and void.

(f) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(g) The grant of Awarded Shares hereunder shall not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries.

(h) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts or choice of laws.

(i) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement for Restricted Shares on the [                    ].

VASCO DATA SECURITY INTERNATIONAL, INC.

By:
Title:

GRANTEE